UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2010

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02(b).  Election of Directors

The River Rock Entertainment Authority (the “Authority”) is governed by a five-member Board of Directors, consisting of the same five members as those of the Board of Directors of the Dry Creek Rancheria Band of Pomo Indians (the “Tribe”). The Tribe’s Board of Directors is elected biannually by the Tribal Council (the voting membership of the Tribe), and includes a Chairperson, a Vice Chairperson, a Secretary/Treasurer and two Members at Large. The Tribe held its elections on November 6, 2010.

Mr. Harvey Hopkins, was re-elected as Chairman of the Tribe’s Board of Directors, Ms. Salvina Norris was elected as the Vice Chairperson of the Tribe’s Board of Directors, Ms. Margie Rojes was elected as the Secretary/Treasurer of the Tribe’s Board of Directors, Ms. Marina Nojima, was re-elected as a Member at Large of the Tribe’s Board of Directors, and Jim Silva was elected as Member at Large of the Tribe’s Board of Directors.  The elected directors assumed their offices immediately upon election.  The elected members of the Tribe’s Board of Directors are expected to serve in the same capacity on the Authority’s Board of Directors.

Mr. Hopkins has served as Chairman of the Tribe’s Board of Directors since November 2004 and as Chairman of the Authority’s Board of Directors from November 2004 through July 2006 and since May 2009.

Ms. Norris had previously served as the Secretary/Treasurer of the Board of Directors of Tribe and the Authority since May 2009.

Ms. Rojes, 53, had previously served as the Secretary/Treasurer of the Board of Directors of the Authority since its inception through December 2006 and as its Vice Chairperson from December 2006 through May 2009.   Ms. Rojes has been the Secretary/Treasurer of the Board of Directors of the Tribe from 2001 through May 2009 and prior to that had been a Member at Large of the Board of Directors of the Tribe since 1994.  Ms. Rojes retired in 2005 from the Windsor Elementary School District after 20 years of service.

Ms. Nojima has served as a Member at Large of the Boards of the Tribe and the Authority since May 2009.

Mr. Silva, 59, began his career as an entry level Correctional Officer and retired 32 years later as an Associate Warden.  He was responsible for a budget of $68 million and supervised 300 employees.  He managed all functions of a Correctional Institution including Food Services, Plant Operations, Personnel, housing, discipline and classification.  Mr. Silva is a Vietnam veteran and graduate of Sonoma State University.  He served on the Tribal Economic Development Committee with the Tribe.

No determination has been made to date as to the committees on which any of the members will serve. There is no arrangement or understanding pursuant to which the members of the Board of Directors were elected, and there are no related party transactions between any of the members of the Board of Directors and the Authority that are known to date.

Mr. Augusto (Gus) Pina, previously the Vice Chairperson of the Board of Directors of the Tribe and the Authority, chose not to seek re-election, and Mr. Gabe Nevarez, previously Member at Large of the Tribe’s Board of Directors and the Authority, was not re-elected.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 11, 2010

River Rock Entertainment Authority

By:	/s/ David Fendrick
David Fendrick Chief Executive Officer